Exhibit 107
Calculation of Filing Fee Table

Form S-3
(Form Type)

Gossamer Bio, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	162,336,800(1)	$1.10(2)	$178,570,480(2)	0.0001102	$19,678.47
Total Offering Amounts						$178,570,480(2)		$19,678.47
Total Fees Previously Paid								0.00
Total Fee Offsets								$19,678.47(3)
Net Fee Due								$0.00
(1)Consists of (i) 129,869,440 shares of the registrant’s common stock issued to the selling securityholders and (ii) 32,467,360 shares of the registrant’s common stock issuable to certain of the selling securityholders upon the exercise of outstanding warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, and based upon the average of the high and low prices for a share of the registrant’s common stock as reported on the Nasdaq Global Select Market on August 16, 2023 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).
(3)The registrant previously paid a filing fee of $19,678.47 in connection with the registration of (i) 129,869,440 shares of the registrant’s common stock issued to the selling securityholders and (ii) 32,467,360 shares of the registrant’s common stock issuable to certain of the selling securityholders upon the exercise of outstanding warrants on Form S-3ASR (File No. 333-274045) filed on August 17, 2023. That Form S-3ASR filing (File No. 333-274045) was withdrawn through the filing of Form RW, which was filed on August 18, 2023. As such, the filing fee of $19,678.47 paid on Form S-3ASR (File No. 333-274045) serves to offset the filing fee associated with this Form S-3.

1